UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

IMAGING3, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-50099	95-4451059
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 W. Valhalla Dr., Burbank, California 91505
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (818) 260-0930

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 in this current report on Form 8-K is incorporated by reference into this Item 3.02.  The shares that we agreed to issue to Cranshire will be issued in reliance upon the exemption from registration set forth in Section 3(a) (10) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On April 2, 2012, the Circuit Court of Cook County, Illinois, Chancery Division, approved the claims exchange agreement entered into on March 28, 2012 between Imaging3, Inc., a California corporation (the “Company”), and Cranshire Capital, L.P., an Illinois limited partnership (the “Claims Exchange Agreement”) in connection with the lawsuit entitled Cranshire Capital, L.P., an Illinois Limited Partnership, vs. Imaging3, Inc., a California Corporation, Case No. 11CH40508.

As previously disclosed in our recent Report on Form 8-K, dated March 28, 2012, pursuant to the Claims Exchange Agreement, we have agreed, as part of the consideration for dismissal of the pending lawsuit with prejudice and a mutual release of all claims, to issue 6,365,741 shares of our common stock to Cranshire pursuant to Section 3(a) (10) of the Securities Act of 1933, as amended, as reimbursement of Cranshire’s legal fees and costs.  The shares are being delivered to Cranshire in accordance with the terms of the Claims Exchange Agreement, the releases will become effective and the action will be dismissed with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMAGING3, INC. (Registrant)

Date: April 2, 2012	By:	/s/ Dean Janes,
Dean Janes
Chief Executive Officer